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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 18, 2007

                              ONCOLOGIX TECH, INC.
           (Name of Small Business Issuer as Specified in Its Charter)

                                    0-15482
                            (Commission File Number)

              Nevada                                             86-1006416
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                   3725 Lawrenceville-Suwanee Rd., Suite B-4
                                Suwanee, GA 30024
                     --------------------------------------
                    (Address of principal executive offices)

                                 (770) 831-8818
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01         Other Events.

We believe, after performing a number of tests, that we have achieved a successful re-design of our Oncosphere product that solves the problem of excessive leaching that we reported in a Current Report on form 8-K, filed on July 19, 2007. An essential element of this re-design is the incorporation of certain components known as Priostar(TM) dendrimers. The dendrimers are based on proprietary technology owned by Dendritic Nanotechnologies, Inc. (DNT) located in Mount Pleasant, Michigan. This re-design is the result of a collaboration between us and DNT.

We have begun discussions with DNT with a view to obtaining a license for the use of the Priostar(TM) dendrimers in our Oncosphere product and in forming a continuing collaboration with DNT for the development of other technology in future.

Subject to the availability of financing, which is uncertain, we plan to resume animal testing for the Oncosphere even though we have no assurance that we will obtain such a license or, if we do, that its terms will be favorable to us.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: August 22, 2007                     ONCOLOGIX TECH INC.


                                           By:  /s/  Andrew M. Green
                                              --------------------------------
                                                     Andrew M. Green,
                                                     Chief Executive Officer and
                                                     President

                                           By:  /s/  Michael A. Kramarz
                                              --------------------------------
                                                     Michael A. Kramarz,
                                                     Chief Financial Officer